UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 31, 2018
Fitbit, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001- 37444	20-8920744

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

199 Fremont Street, 14th Floor
San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)

(415) 513-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2018, William Zerella informed Fitbit, Inc. (the “Company”) of his resignation from his position as Chief Financial Officer, effective June 15, 2018.

On June 5, 2018, the Company’s board of directors appointed Ron Kisling as Chief Financial Officer, effective June 15, 2018. Mr. Kisling has served as the Company’s Chief Accounting Officer since August 2014. Before joining the Company, from March 2011 to August 2014, he served as Chief Financial Officer of Nanometrics Incorporated, an industrial manufacturing company. Prior to Nanometrics, Mr. Kisling served as Vice President of Finance and then Chief Financial Officer of PGP Corporation, a data encryption and security software company, until its acquisition by Symantec Corporation, a cybersecurity software company, in June 2010. Prior to that, Mr. Kisling held Chief Financial Officer positions at Portal Software Inc., a billing and revenue management software company, and SPL WorldGroup, Inc., a revenue and operations management software company, which were both acquired by Oracle Corporation, an infrastructure software company, as well as Saba Software, Inc., a talent management software company. Before that, he held a variety of finance and accounting positions at Symantec and Coopers & Lybrand L.L.P., a public accounting firm. Mr. Kisling holds a B.A. in economics from Stanford University.

The Company previously entered into an offer letter with Mr. Kisling, dated as of July 28, 2014, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Mr. Kisling currently has an annual base salary of $324,250 and a target bonus of 50% of his annual base salary. The Company also previously entered into a retention agreement with Mr. Kisling, dated as of June 15, 2015, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. The retention agreement with Mr. Kisling provides for the following in connection with a qualifying termination of employment outside of a change in control:

•	a lump sum severance payment of six months of base salary; and

•	payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to six months.

In addition, if Mr. Kisling is subject to a qualifying termination within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the 12 months following a change in control, his retention agreement provides the following benefits in exchange for a customary release of claims:

•	a lump sum severance payment of six months of base salary;

•	a lump sum payment equal Mr. Kisling’s then-current target bonus opportunity, multiplied by a factor of 50%;

•	50% acceleration of any then-unvested equity awards; and

•	payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to six months.

Mr. Kisling is also expected to enter into the Company’s standard form of indemnification agreement. The form of indemnification agreement was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (No. 333-203941), as filed with the SEC on May 7, 2015 and incorporated by reference herein.

There are no arrangements or understandings between Mr. Kisling and any other persons, pursuant to which he was appointed as Chief Financial Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Kisling and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Offer Letter, dated as of July 28, 2014, from the Company to Mr. Kisling.
10.2	Retention Agreement, dated as of June 15, 2015, by and between the Company and Mr. Kisling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FITBIT, INC.

Date:	June 6, 2018	By:	/s/ Andy Missan
Name: Andy Missan
Title: Executive Vice President, General Counsel, and Secretary